EXHIBIT 99.1

OASIS ONLINE TECHNOLOGIES CORP. ANNOUNCES AGREEMENT WITH SVC CARDS INC. TO MARKET AND DISTRIBUTE BRANDED PREPAID DEBIT CARDS, MOBILE PAYMENTS, EFT AND ACH PAYMENT SOLUTIONS

Mesa, Arizona (Business wire) October 29, 2008

Oasis Online Technologies Corp. (OTCBB: OOLN) announced today that it has entered into a 3-year revenue sharing agreement with SVC Cards Inc., a wholly-owned subsidiary of COA Holdings, Inc., to market and distribute a suite of payment products and services including major branded prepaid debit cards, a mobile phone payment application, Electronic FundsTransfer services, and ACH payments.

Under the terms of the Revenue Share Agreement, Oasis will receive a substantial portion of the net revenue generated from the sale of SVC's products and can create its' own co-branded products with SVC Cards. SVC's products are unique because of their proprietary management software which allows card holders to set their own controls on purchases including where the user can shop, set their own daily and monthly limits, and provide real-time reporting via SMS text-messaging or e-mails sent back to the cardmember.

Erik J. Cooper, CEO of Oasis, stated "This agreement is the first step in executing our business plan to secure technologies and products that can be sold across our different planned subsidiaries. With the very favorable revenue terms it was more cost effective to enter into this agreement than internally develop our own technology for payment services. This agreement allows us to begin working on acquiring customers and revenue, as we continue to look for additional key technologies."

Glenn Geller, CEO of SVC Cards, said "We are excited to join forces with Oasis in helping them to realize their goals using our proprietary technology in the financial sector. Their business adds new and exciting product opportunities to our existing network, while allowing them to leverage their relationships for the joint development of new products. Most importantly, it's exciting to work with such a driven and focused team like Oasis."

Oasis intends to focus on finding additional core technologies that can be used and marketed alongside our planned suite of products so that we may develop our own unique brands within the payment and online markets.

ABOUT OASIS:

Oasis Online Technologies Corp is focused on the acquisition and development of key core technologies and products that are easily adaptable for multiple market segments which require secure storage and convenient mobile, portable, and/or online use of data. The Company's planned products and features will be designed and marketed to protect against or prevent fraud and identity theft while making the online experience easier and faster. The company is currently researching technologies which apply to credit card transactions, online shopping, smart-chip enabled card applications, and ACH and EFT transactions.

ABOUT SVC CARDS:

SVC Cards Inc. is a leading consumer-centric electronic transaction and card processing company. They perform the issuing and processing tasks of bank-centric processors, while offering a complete suite of customer support services. They partner with banks, card associations and networks to issue debit cards as solutions for a variety of financial needs. They are a technology driven company which stands out from its competitors by designing, developing, operating, and owning its infrastructure. SVC has built advanced processing and customer support platforms that can handle extremely high order volumes. These platforms are scalable to easily grow to handle any future growth without rebuilding the core systems.

Forward Looking Statements Disclaimer:

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including those regarding Oasis Online Technologies' expectations, intentions, strategies and beliefs pertaining to future events or future financial performance. All statements contained herein are based upon information available to Oasis Online Technologies, Inc. management as of the date hereof, and actual results may vary based upon future events, both within and without Oasis management's control. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of such terms, or other comparable terminology. These statements are only predictions. Actual events or results may differ materially from those in the forward-looking statements as a result of various important factors, including those described in the Company's most recent filings with the SEC. Although we believe that the expectations reflected in the forward-looking statements are reasonable, such statements should not be regarded as a representation by the Company, or any other person, that such forward-looking statements will be achieved. The business and operations of the Company are subject to substantial risks which increase the uncertainty inherent in forward-looking statements. We undertake no duty to update any of the forward-looking statements, whether as a result of new information, future events or otherwise. In light of the foregoing, readers are cautioned not to place undue reliance on such forward-looking statements.